UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2018

SHARING ECONOMY INTERNATIONAL INC.

(Exact name of registrant as specified in Charter)

Nevada	001-34591	90-0648920
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 9 Yanyu Middle Road

Qianzhou Village, Huishan District, Wuxi City

Jiangsu Province, People’s Republic of China

(Address of Principal Executive Offices)

(86) 51083397559

(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SEII	OTC Markets

Item 3.02 Unregistered Sale of Equity Securities.

The Form 8-K filed on May 15, 2019 is hereby amended and restated as follows:

“Attached to this Form 8-K is Exhibit 99.1 that sets forth all of the sales of the company’s securities not registered under the Securities Act of 1933, as amended from November 13, 2018 to date. The shares sold to Iliad Research and Trading, L.P. (“Iliad”) were issued pursuant to the exemption from registration under Regulation D adopted under the Securities Act of 1933, as amended (“1933 Act”) for offers and sales made in the United States to an entity formed under the jurisdiction of the United States. The shares sold to all other individuals and entities, other than Iliad, set forth on Exhibit 99.1 were issued pursuant to the exemption from registration under Regulation S adopted under the 1933 Act for offers and sales made outside the United States to non-U.S. Persons, as defined in Regulation S.”

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	The Sales of the Company's Securities not registered under the Securities Act Of 1933

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2019	Sharing Economy International Inc.

	By:	/s/ Jianhua Wu
Jianhua Wu
Chief Executive Officer

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